UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2026

CVR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CVI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously reported in the Current Report on Form 8-K filed by CVR Energy, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on November 3, 2026, the Company entered into a definitive agreement with subsidiaries and affiliates of Marathon Petroleum Corporation (“Marathon”) under which CVR Energy will acquire Marathon’s Saint Paul Park, Minnesota and Mandan, North Dakota refineries, along with Marathon’s related marketing business (the “Acquisition”).

This Current Report on Form 8-K is being filed to provide the following documents for purposes of incorporating them by reference into one or more documents the Company intends to file with the SEC:

•

Combined financial statements of The Mandan and Saint Paul Park Refining Business of Marathon Petroleum Corporation, consisting of the combined balance sheets as of December 31, 2025 and 2024 and the related combined statements of income (loss), of cash flows and of changes in net parent investment for the years then ended, together with the notes thereto and the report of PricewaterhouseCoopers LLP, independent auditors, dated September 14, 2026 (Exhibit 99.1).

•

Unaudited condensed combined financial statements of The Mandan and Saint Paul Park Refining Business of Marathon Petroleum Corporation, consisting of the unaudited condensed combined balance sheet as of September 30, 2026, the unaudited condensed combined balance sheet as of December 31, 2025 and the related unaudited condensed combined statements of income, of cash flows and of changes in net parent investment for the nine months ended September 30, 2026 and 2025, together with the notes thereto (Exhibit 99.2).

•

Unaudited pro forma condensed combined financial information of the Company giving effect to the Acquisition and related financing transactions, consisting of the unaudited pro forma condensed combined balance sheet as of September 30, 2026 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 and the nine months ended September 30, 2026 and 2025, together with the notes thereto (Exhibit 99.3).

•	Consent of PricewaterhouseCoopers LLP (Exhibit 23.1).

The documents listed above are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been achieved had the Acquisition and the related financing transactions occurred on the dates indicated or of the Company’s future financial position or results of operations. The Acquisition has not yet been consummated and remains subject to the satisfaction or waiver of certain closing conditions set forth in the acquisition agreement described above, including receipt of required regulatory approvals. No assurance can be given that the Acquisition or the related financing transactions will be consummated on the terms contemplated or at all.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Combined financial statements of The Mandan and Saint Paul Park Refining Business of Marathon Petroleum Corporation as of and for the years ended December 31, 2025 and 2024, and the report of independent auditors thereon.

99.2	Unaudited condensed combined financial statements of The Mandan and Saint Paul Park Refining Business of Marathon Petroleum Corporation as of September 30, 2026 and December 31, 2025 and for the nine months ended September 30, 2026 and 2025.

99.3	Unaudited pro forma condensed combined financial information of CVR Energy, Inc. as of September 30, 2026 and for the year ended December 31, 2025 and the nine months ended September 30, 2026 and 2025.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2026

CVR Energy, Inc.

By:	/s/ Richard J. Roberts, Jr.
Richard J. Roberts, Jr.
Interim Chief Financial Officer, Vice President - Financial Planning & Analysis and Investor Relations